Exhibit (16)

STATE STREET INSTITUTIONAL INVESTMENT TRUST

POWER OF ATTORNEY

Each of the undersigned Trustees of State Street Institutional Investment Trust hereby constitutes and appoints each of Chad Hallett, Joshua Weinberg, Esq., Andrew DeLorme, Esq., David James, Esq., Kristin Schantz, Esq. and Khimmara Greer, individually, as his or her true and lawful attorney and agent, with full power and authority and full power of substitution to each of them to sign for him or her and in his or her name, in his or her capacity as a trustee of State Street Institutional Investment Trust, the following registration statements on Form N-14 and any and all amendments, instruments or documents related thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities of the indicated series of SSGA Funds Trust by the indicated series of State Street Institutional Investment Trust indicated below:

Selling Fund (Series of SSGA Funds)	Buying Fund (Series of State Street Institutional Investment Trust)
SSGA Money Market Fund	State Street Institutional Liquid Reserves Fund

SSGA Prime Money Market Fund	State Street Institutional Liquid Reserves Fund

SSGA U.S. Government Money Market Fund	State Street Institutional U.S. Government Money Market Fund

SSGA U.S. Treasury Money Market Fund	State Street Institutional Treasury Plus Money Market Fund

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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WITNESS our hands on the dates set forth below.

Signature	Title	Date

/s/ William L. Marshall	Trustee	May 20, 2016
William L. Marshall

/s/ James E. Ross	Trustee	May 20, 2016
James E. Ross

/s/ Richard D. Shirk	Trustee	May 20, 2016
Richard D. Shirk

/s/ Patrick J. Riley	Trustee	May 20, 2016
Patrick J. Riley

/s/ Douglas T. Williams	Trustee	May 20, 2016
Douglas T. Williams

/s/ Rina K. Spence	Trustee	May 20, 2016
Rina K. Spence

/s/ William L. Boyan	Trustee	May 20, 2016
William L. Boyan

/s/ Michael F. Holland	Trustee	May 20, 2016
Michael F. Holland

/s/ Bruce D. Taber	Trustee	May 20, 2016
Bruce D. Taber